UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2004

MOLINA HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31719	13-4204626
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Golden Shore Drive, Long Beach, California 90802

(Address of principal executive offices)

Registrant’s telephone number, including area code: (562) 435-3666

Item 5. Other Events and Regulation FD Disclosure.

On March 1, 2004, we issued a press release announcing the signing by our Washington subsidiary of an agreement to acquire by transfer the Medicaid and Basic Health contracts and members of Premera Blue Cross in Washington. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7. Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press release of Molina Healthcare, Inc. issued March 1, 2004 regarding the agreement to transfer contracts and members in Washington.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date: March 1, 2004	By:	/s/ Mark L. Andrews
Mark L. Andrews, Esq.
Executive Vice President, Legal
Affairs, General Counsel and
Corporate Secretary